Exhibit 4.1

SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Second Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of September 21, 2005, by and among STROUD ENERGY, INC., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto (each, an “Owner” and collectively, the “Owners”);

RECITALS

The Company, the Owners and certain other parties are parties to the Combination Agreement, dated as of August 1, 2005 (the “Combination Agreement”), pursuant to which the Owners have agreed to exchange their ownership interests in various entities for common stock of the Company (the “Combination”).

In connection with the Combination, the Owners will receive shares of common stock of the Company.

In connection with the Combination Agreement, the parties hereto entered into an Amended and Restated Registration Rights Agreement, dated as of September 19, 2005 (the “Original Agreement”), which set forth the terms on which the Company agreed to register the common stock received by the Owners in the Combination.

The parties desire to amend and restate the Original Agreement to clarify certain issues.

Capitalized terms not defined herein have the meaning given to them in the Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree that this Agreement supersedes and replaces the Original Agreement in its entirety, and further agree as follows:

The Company and the Owners covenant and agree as follows:

1.             Definitions.  For purposes of this Agreement:

(a)           The term “Best Efforts” means a Person’s reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

(b)           The term “Commission” means the Securities and Exchange Commission.

(c)           The term “Expenses” means all expenses incident to the Company’s performance of or compliance with Section 2.1, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

(d)           The term “Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or government or agency or political subdivision thereof.

(e)           The terms “register,” “registered” and “registration” refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

(f)            The term “Registrable Securities” means the shares of common stock of the Company received by the Owners pursuant to the Combination Agreement.  As to any Registrable Security, once issued such security shall cease to be a Registrable Security (i) when such Registrable Security shall have been disposed in the private offering which the Company has engaged Raymond James & Associates, Inc. to conduct (the “Private Offering”) or shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a registration statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Owner, at any time when all of such Owner’s remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144 under the Securities Act, (v) on the second anniversary of the original issuance date of such Registrable Security, provided that the Owner of such Registrable Security is not an affiliate of the Company as of such date, and has not been an affiliate of the Company for a period of three months preceding such date, or (vi) when such Registrable Security shall have ceased to be outstanding.

(g)           The term “Requisite Threshold” means any owner or owners of an aggregate of at least 15% of all Registrable Securities outstanding immediately following the closing pursuant to the Combination Agreement and prior to the closing of the Private Offering.

(h)           The term “Securities Act” means the Securities Act of 1933, as amended, and the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.             Registration.

2.1           Registration on Request.

(a)           From time to time after six (6) months from the date of effectiveness of the registration statement filed to register the shares of common stock of the Company purchased in the Company’s Private Offering, upon the written request of the Requisite Threshold that the Company effect the registration under the Securities Act of the Registrable Securities held by the requesting party or parties that such party or parties desire to register and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the parties hereto agree as follows:

(i)            the Company must effect such a registration only if such Requisite Threshold requests registration for collectively at least 300,000 Registrable Shares;

(ii)           the Company will promptly give written notice of such requested registration to all other owners of Registrable Securities, if any; and

(iii)          promptly after the performance of any obligations imposed under clause (i) of this Section 2.1(a), and subject to the limitations set forth in Section 2.1(c) and Section 3, the Company will use its Best Efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been requested to register by the Requisite Threshold and the other owners of Registrable Securities by written request given to the Company within 30 days after the receipt of such written notice by the Company and to qualify the securities subject to such registration under the securities laws of such states as the Requisite Threshold shall reasonably request, all to the extent required to permit the disposition (in accordance with the intended methods thereof as specified in such written notice) of the Registrable Securities to be registered and cause such registration to remain effective for a period of not less than 180 days following its effective date or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold.  The Company shall not be required to qualify the securities subject to such registration in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or to qualification to do business as a foreign corporation doing business in such jurisdiction solely as a result of such qualification.

(b)           Registration Statement Form.  Subject to Section 2.1(c), registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company and reasonably acceptable to the Requisite Threshold and as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration.

(c)           Limitations with respect to Requested Registrations.

(i)            Until such time as the Company becomes eligible to use Form S-3 for a registration under the Securities Act of any of its securities, the Company shall have no obligation to take or continue any action to effect a requested registration under this Section 2.1 after the Company has effected two registrations that are requested pursuant to this Section 2.1.  After such time as the Company becomes eligible to use Form S-3 for a registration under the Securities Act of any of its securities, the Company shall have no obligation to take or continue any action to effect a requested registration under this Section 2.1 after the Company has effected five registrations that are requested pursuant to this Section 2.1, less the number of registrations that were effected prior to such date.  A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (1) unless a registration statement with respect thereto has been declared effective, (2) if after a registration statement has become effective, such registration is terminated by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, or (3) if the registration is in connection with an underwritten offering and if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Threshold.

(ii)           The Company shall have no obligation to take or continue any action to effect more than one registration requested under this Section 2.1 in any period of six consecutive months.

(iii)          Notwithstanding the foregoing, if the Company shall furnish, to the Owners requesting a registration pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, a postponement would be in the best interests of the Company and its shareholders due to a pending transaction, investigation or other event, then the Company shall have the right to defer such filing for a period of not more than 90 days following receipt of the request (made pursuant to Section 2.1(a) hereof) of the Requisite Threshold; provided, however, that the Company may not utilize this right more than once in any twelve month period.

(d)           Selection of Underwriters.  If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and reasonably acceptable to the Requisite Threshold.

(e)           Priority in Requested Registrations.  If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter(s) shall advise the Company that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Requisite Threshold, the Company will include in such registration the number of Registrable Securities that the Company is so advised can be sold in such offering, pro-rata among the Registrable Securities requested to be included in such registration.

2.2           Incidental Registration.

(a)           Right to Include Registrable Securities.  If the Company at any time proposes to register any of its securities under the Securities Act in an offering of its securities for cash (other than (i) in connection with a registration of any employee benefit, retirement or similar plan, or (ii) with respect to a Rule 145 transaction), it will each such time give prompt written notice to all owners of Registrable Securities of its intention to do so and of such owners’ rights under this Section 2.2.  Upon the written request of any such owner made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such owner and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the owners thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each owner of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Expenses in connection therewith), without prejudice, however, to the rights of any owners of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.  The Company will pay all Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2 except that underwriting discounts and commissions and stock transfer taxes shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

(b)           Priority in Incidental Registrations.  If a requested registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter(s) shall advise the Company that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Company, the Company will include in such registration first all securities proposed by the Company to be sold for its own account, and second, the number of Registrable Securities that the Company is so advised can be sold in such offering, pro-rata among the Registrable Securities requested to be included in such registration; provided that, until the termination of the obligation described in Section 5(a) hereof, the securities of the purchasers in the Private Offering that are requested to be included in the first underwritten offering will be included prior to any Registrable Securities; and, provided further, that after termination of the obligation described in Section 5(a) hereof, the Registrable Securities and the securities of the purchasers in the Private Offering that are requested to be included in such first registration shall be included, after securities proposed by the Company to be sold for its own account, on an equal basis pro rata among all such securities requested to be included (whether Registrable Securities or securities of purchasers in the Private Offering).

2.3           Termination of Registration Rights.  The Owners will have no rights to request registration under this Section 2 after ten years from the date of the closing of the Combination.

3.             Registration Procedures.

(a)           The Company will use its Best Efforts to furnish to each Owner requesting registration pursuant to this Agreement a copy of the requisite registration statement, each amendment and supplement to such registration statement and a reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus), as each such Owner may reasonably request in order to facilitate such Owner’s disposition of its securities covered by such registration statement.

(b)           The Company will use its Best Efforts to notify the Owners requesting registration pursuant to this Agreement, at any time when a prospectus relating to the requisite registration statement is required to be delivered under the Securities Act (within the period that the Company is required to keep such registration statement effective), of the happening of any event as a result of which the prospectus included in the requisite registration statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances then existing, not misleading.  The Company will prepare (and, as soon as reasonably practicable, file) a supplement or amendment to that prospectus so that, as thereafter delivered to the purchasers of those securities covered by such registration statement, that prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances then existing, not misleading.  However, if the Board of Directors of the Company determines in its good faith judgment that filing any supplement or amendment to such registration statement to keep such registration statement available for use by such Owners for resales of the securities covered by such registration statement would require the Company to disclose material information that the Company has a bona fide business purpose for preserving as confidential, then, upon the Company’s notice to each Owner (the “Suspension Notice”), the Company’s obligation to supplement or amend such registration statement will be suspended.  That suspension will remain in effect until the Company notifies such Owners in writing that the reasons for suspending those obligations no longer exist and the Company amends or supplements such registration statement as may be required.  The Company does not have the right to delay filing any supplement or amendment for more than 90 consecutive days from giving the Suspension Notice, and in no event may such right be exercised by the Company for an aggregate of more than 180 days during a period of 12 consecutive months.  As soon as an Owner receives a Suspension Notice from the Company under this Section 3(a), that Owner will immediately discontinue disposing of securities covered by such registration statement until that Owner receives copies of the supplemented or amended prospectus referred to in this Section 3(a).  At the Company’s request, each Owner will deliver to the Company all copies of the prospectus covering such securities current at the time of that request.

(c)           After receiving notice of any stop order issued or threatened by the Commission with respect to the requisite registration statement, the Company will use its Best Efforts to (i) advise the Owners and (ii) take all actions required to prevent the Commission from entering that stop order or and to remove it if it has been entered.

(d)           The Company will use its Best Efforts to cause all securities included in the requisite registration statement to be listed, by the date of the first sale of such securities pursuant to such registration statement, on the principal securities exchange that the Company’s common stock is then listed on.

(e)           Each Owner will sell its Registrable Securities registered in accordance with Section 2 in compliance the prospectus delivery requirements under the Securities Act.

(f)            The Company may require the Owners to furnish to the Company information regarding the Owners and the distribution of the securities covered by the requisite registration statement as the Company may from time to time request in writing.  Each Owner will (i) notify the Company as promptly as practicable of any inaccuracy or change in information that Owner previously furnished to the Company or of the occurrence of any event that would cause any prospectus relating to such securities to (A) contain an untrue statement of a material fact regarding that Owner or its resale of such securities or (B) omit to state any material fact regarding that Owner or its resale of such securities required to be stated in that prospectus or necessary to make the statements in that prospectus not misleading in light of the circumstances then existing and (ii) promptly furnish to the Company any additional information so that the prospectus will not contain, with respect to that Owner or its distribution of such securities, an untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in that prospectus, in light of the circumstances then existing, not misleading.

4.             Expenses.  The Company will bear all the Expenses in connection with any registration statement under this Agreement, other than transfer taxes payable on the sale of shares, the fees and expenses of counsel to the Owners and fees, underwriter discounts and commissions of brokers, dealers and underwriters.

5.             Market-Standoff Agreement.

(a)           Initial Market-Standoff Period; Agreement.  For a period continuing until 180 days after the effective date of the registration statement filed to register the shares of common stock of the Company purchased in the Private Offering, each Owner agrees not to, without the prior written consent of the Company and Raymond James & Associates, Inc. (“Raymond James”),

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company; or

(ii)           enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any equity securities of the Company, whether any such transaction above is to be settled by delivery of shares of the Company’s common stock or such other securities, in cash or otherwise.  Notwithstanding the prior sentence, subject to applicable securities laws and the restrictions contained in the Company’s charter, parties to the agreements may transfer the Company’s securities:  (A) pursuant to the exercise and issuance of options; (B) as a bona fide gift or gifts, provided that the donees agree to be bound by the same restrictions; (C) to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder, provided that the trustee agrees to be bound by the same restrictions; and (D) as a distribution to its stockholders, partners or members, provided that such stockholders, partners or members agree to be bound by the same restrictions.  Each Owner agrees to execute an agreement reflecting the foregoing as may be requested by Raymond James at the time of the Company’s follow-on offering. Raymond James is an intended third party beneficiary of this Section 5 and shall have the right, power and authority to enforce the provisions of this Section 5 as though it were a party hereto.

(b)           Market-Standoff Following First Company Registration Statement.  Following the market stand-off period noted above and in connection with the Company’s first underwritten offering (in which Registrable Securities could be included in accordance with Section 2.2), for a period of 60 days following the effective date of the registration statement for such offering, each Owner agrees to be subject to the restrictions, obligations and third-party beneficiary rights described in Section 5(a) above as to securities of such Owner not covered by such registration statement, unless he, she or it receives the prior written consent of Raymond James.

(c)           Limitations.  The obligations described in Section 5(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(d)           Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Owner.

(e)           Transferees Bound.  Each Owner agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 5.

6.             Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Owner, the officers and directors of the Owner and each other Person, if any, who controls the Owner within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, or any post-effective amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Owner specifically for use in the preparation thereof.

(b)           To the extent permitted by law, the Owner will indemnify and hold harmless the (i) Company, (ii) each of the directors of the Company, (iii) each of the Company’s officers who has signed the registration statement and (iv) each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such Person, may become subject under the Securities Act or otherwise, and will reimburse the Company or any such Person for any legal or other expenses reasonably incurred by the Company or such Person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (i) or (ii) of Section 6(a), in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Owner specifically for use in connection with such registration.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to so notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

(d)           If the indemnification provided for in this Section 6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the other limitations set forth in this Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations described above.  No Person who commits a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who has not committed such fraudulent misrepresentation.

7.             Reports Under Exchange Act.  With a view to making available to the Owner the benefits of Rule 144 and Rule 145 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Owner to sell securities of the Company to the public without registration, the Company agrees to:

(a)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder; and

(b)           furnish to the Owner such information as may be reasonably requested in availing the Owner of any rule or regulation of the Commission that permits the sale of any securities without registration.

8.             Assignment of Registration Rights.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

9.             Condition to the Obligation of the Parties.  The effectiveness of this Agreement and the respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the Combination shall have been consummated in accordance with the terms of the Combination Agreement.

10.           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given or made if delivered by (i) personal delivery, (b) expedited delivery service or (c) certified or registered mail, postage prepaid.  Any such notice shall be deemed given upon its receipt at the following address:

(a)           If to an Owner, initially at such Owner’s address as set forth in the books of the Company, and thereafter at such other address, notice of which is given to the Company in accordance with this Section 10; and

(b)           If to the Company, initially at

Stroud Energy, Inc.

210 West Sixth Street

Suite 500

Fort Worth, Texas 76102

Attention: Chief Executive Officer

and thereafter at such other address, notice of which is given in accordance with this Section 10.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  No provision of this Agreement will be construed as the basis for any liability of the Company in connection with the Combination Agreement or any of the transactions contemplated thereby (other than the registration of the Registrable Securities pursuant to this Agreement).

13.           Governing Law; Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW REQUIRING THE APPLICATION OF THE LAW OF ANOTHER STATE.  EACH OF THE COMPANY AND THE OWNERS HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA LOCATED IN TEXAS, FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE TEXAS COURTS AND AGREES NOT TO PLEAD OR CLAIM THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

14.           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (which may be generally or in a particular instance and either retroactively or prospectively) may not be given, except pursuant to a writing signed by the Company and the owners of at least a majority of the Registrable Securities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Company:		STROUD ENERGY, INC.

	By:	/s/ Patrick J. Noyes
Patrick J. Noyes, President

Owners:		/s/ Bruce F. Braden
Bruce F. Braden

/s/ Christopher A. Wright
Christopher A. Wright

/s/ Elizabeth S. Wright
Elizabeth S. Wright

/s/ Robert S. Colman
Robert S. Colman, Trustee, Edwin W. Colman Children’s Trust FBO Robert S. Colman

/s/ Daniel I. Kemper
Daniel I. Kemper, Trustee, Daniel I. Kemper Living Trust

/s/ Rockwell A. Schnabel
Rockwell A. Schnabel

/s/ Patrick J. Noyes
Patrick J. Noyes

NOYES FAMILY PARTNERSHIP,
a Texas partnership

	By:	/s/ Patrick J. Noyes
Patrick J. Noyes, Partner

/s/ Edward H. Schweitzer
Edward H. Schweitzer

/s/ Gregory P. Smith
Gregory P. Smith

/s/ Christopher L. Hammack
Christopher L. Hammack

/s/ Gregory D. Frazier
Gregory D. Frazier

/s/ Stephen M. Clark
Stephen M. Clark

/s/ G. Christopher Veeder
G. Christopher Veeder

/s/ Robert S. Colman
Robert S. Colman, Trustee of the Robert S. Colman Trust

ENCAP ENERGY CAPITAL FUND IV, L.P.

By:	EnCap Equity Fund IV GP, L.P., General Partner of EnCap Energy Capital Fund IV, L.P.
By:	EnCap Investments L.P., General Partner of EnCap Equity Fund IV GP, L.P.
By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	/s/ David B. Miller
David B. Miller, Senior Managing Director

ENCAP IV-B ACQUISITIONS, L.P.

By:	EnCap IV-B Acquisitions GP, LLC, General Partner of EnCap IV-B Acquisitions, L.P.
By:	EnCap Energy Capital Fund IV-B, L.P., Sole Member of EnCap IV-B Acquisitions GP, LLC
By:	EnCap Equity Fund IV GP, L.P., General Partner of EnCap Energy Capital Fund IV-B, L.P.
By:	EnCap Investments L.P., General Partner of EnCap Equity Fund IV GP, L.P.
By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	/s/ David B. Miller
David B. Miller, Senior Managing Director